UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 19, 2022, Compass Minerals International, Inc. (the “Company”) appointed Teresa D. Cook as Chief Accounting Officer.

Ms. Cook joined the Company in June 2005, has served as Vice President, Corporate Controller since September 2017 and has over 35 years of combined experience in corporate finance and accounting functions, including public accounting. Prior to that position, she served as Finance Director of the Company’s Salt business for two years following seven years as Finance Director of the Company’s Plant Nutrition North America business. Ms. Cook also served as the Company’s director of SEC reporting for three years. Earlier in her career, she held positions of increasing responsibility at Seaboard Corporation, a publicly-traded, multinational agribusiness and transportation conglomerate, and Evergy, Inc., a publicly-traded electric utility formerly known as Kansas City Power and Light Company. Ms. Cook earned her bachelor’s degree in business administration from Iowa State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: January 24, 2022	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer